Exhibit 99.1

MESHING TOGETHER: DARKPULSE SUBSIDIARY, OPTILAN, & RAJANT ENTER INTO NEW STRATEGIC PARTNERSHIP UNDER RAJANT KINETIC MESH PARTNER PROGRAM

NEW YORK, New York –October 27, 2021 – Dark Pulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, today announced its subsidiary, Optilan, has entered Rajant’s Kinetic Mesh Partner Program, combining Optilan’s industry-leading security and communications integration services with Rajant’s pioneering Kinetic Mesh® wireless networking solution.

With technology playing an increasingly critical role in every aspect of business, both companies recognise the need to accelerate the development of digital solutions to ensure they remain competitive.

As a channel partner, Optilan will have access to Rajant’s full portfolio of products that together make up its Kinetic Mesh wireless networking infrastructure, featuring its proven, BreadCrumb® nodes. Kinetic Mesh provides end-users with the necessary capacity, reliability, and scalability to keep all their critical applications running, including voice, video, and data management.

By virtually connecting Optilan’s engineering expertise with Rajant’s innovative technology, the collaboration represents a step-change in how both businesses address the market's needs.

Bill Bayliss, Optilan’s Chief Executive Officer said, “the Optilan and Rajant partnership is a powerful combination. There is a two-way synergy for our companies, with Rajant’s technology both complementing and supporting our future vision. Through this strategic collaboration, we will be able to create new network solutions for our clients worldwide.”

“Partnering with Optilan will allow us to harness its understanding of complex digital product interactions, deep engineering expertise, and agile, collaborative approach which is complimentary to how our Rajant team works,” stated Al Rivero, VP of Sales, Global Energy. “It will also accelerate the adoption of Rajants’ technical solutions, leveraging Optilan’s technology foundations for even greater agility and resiliency. This will in turn enable deployment across Optilan’s many regions for optimised operations worldwide.”

About Optilan

Optilan is a leading communications and security integrator for businesses, industries and governments, specialising in the provision of bespoke telecommunications solutions for energy, critical national infrastructure, pipeline, and rail projects. Optilan provides state of the art solutions that can stay one step ahead of the constantly evolving and growing global security threats, to shield both people and assets in the most effective way possible.

For more information visit: www.Optilan.com

About Rajant Corporation

Rajant Corporation is the broadband communications technology company that invented Kinetic Mesh® networking, BreadCrumb® wireless nodes, and InstaMesh® networking software. With Rajant, customers can rapidly deploy a highly adaptable and scalable network that leverages the power of real-time data to deliver on-demand, mission-critical business intelligence. A low-latency, high-throughput, and secure solution for a variety of data, voice, video, and autonomous applications, Rajant’s Kinetic Mesh networks provide industrial customers with full mobility, allowing them to take their private network applications and data anywhere. With successful deployments in over 70 countries for customers in military, mining, ports, rail, oil & gas, petrochemical plants, municipalities, public safety, agriculture, and warehouse & factory automation. Rajant is headquartered in Malvern, Pennsylvania with additional facilities and offices in Arizona and Kentucky. For more information, visit Rajant.com or follow Rajant on LinkedIn and Twitter.

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About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbour Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

doleary@DarkPulse.com

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